                                                                      Exhibit 11

                        UNITED TECHNOLOGIES CORPORATION
                                AND SUBSIDIARIES

                       COMPUTATION OF PER SHARE EARNINGS



                                                             Three Months Ended
                                                                September 30,
In Millions of Dollars (except per share amounts)             1994          1993

Earnings applicable to Common Stock                     $       184    $       146
Add back of Common Stock dividend upon assumed
  conversion of ESOP Preferred Stock                              6              4

Fully diluted net earnings for period                   $       190    $       150

Average number of common shares outstanding during
  period (four month-end average)                       127,975,384    126,517,907
Fully diluted average number of common shares
  outstanding, assuming all outstanding convertible
  securities had been converted on the dates of issue   140,471,050    139,265,793

Primary earnings per common share                       $      1.43    $      1.16
Fully diluted earnings per common share                 $      1.35    $      1.08


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
                                                                      Exhibit 11

                        UNITED TECHNOLOGIES CORPORATION
                                AND SUBSIDIARIES

                       COMPUTATION OF PER SHARE EARNINGS



                                                              Nine Months Ended
                                                                September 30,
In Millions of Dollars (except per share amounts)             1994          1993

Earnings applicable to Common Stock                     $       440    $       319
Add back of Common Stock dividend upon assumed
  conversion of ESOP Preferred Stock                             18             12

Fully diluted net earnings for period                   $       458    $       331

Average number of common shares outstanding during
  period (ten month-end average)                        128,771,788    125,467,437
Fully diluted average number of common shares
  outstanding, assuming all outstanding convertible
  securities had been converted on the dates of issue   141,318,873    138,272,299

Primary earnings per common share                       $      3.42    $      2.55
Fully diluted earnings per common share                 $      3.24    $      2.40



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